UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2013

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1559 , Bothell, WA		98041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		425-892-4322

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Technology License Agreement

On August 9, 2013, Marina Biotech, Inc. (the “Company”) and Arcturus Therapeutics (“Arcturus”) entered into a Patent Assignment and License Agreement (the “Arcturus Agreement”), pursuant to which the Company assigned its Unlocked Nucleobase Analog (UNA) technology for the development of RNA interference therapeutics to Arcturus.  Under terms of the Arcturus Agreement, the Company will retain a non-exclusive license to the technology.  Financial terms of the Arcturus Agreement were not disclosed.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Arcturus Agreement. The omitted material will be included in the request for confidential treatment.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Arcturus Agreement, a redacted copy of which will be attached as an exhibit to the periodic report filed by the Company reflecting the reporting period during which the Arcturus Agreement was executed.

Sixth Amendment of Secured Notes

On August 9, 2013, the Company entered into a Sixth Amendment (the “Sixth Amendment”) to that certain Note and Warrant Purchase Agreement (as amended from time to time, the “Note Purchase Agreement”) originally dated as of February 10, 2012 among the Purchasers identified on the signature pages thereto (the “Purchasers”), the Company, MDRNA Research, Inc., a wholly-owned subsidiary of the Company (“Research”), and Cequent Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company (“Cequent” and, together with the Company and Research, the “Companies”), and the 15% secured promissory notes that the Company issued to the Purchasers pursuant thereto (the “Notes”).  In the Sixth Amendment, the Companies and the Purchasers agreed, among other things, to extend the maturity date of the Notes from April 30, 2013 to March 31, 2014.

As consideration for the Sixth Amendment, the Company agreed to issue to the Purchasers warrants to purchase up to 4,000,000 shares of Common Stock (the “Warrants”). The Warrants will have an initial exercise price of $0.28 per share (which is subject to adjustment), will be exercisable for a period of five years beginning six months and one day following the issuance of the Warrants, and otherwise have substantially the same terms and conditions as the warrants that were issued to the Purchasers upon the closing of the Note Purchase Agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment, a copy of which will be attached as an exhibit to the periodic report filed by the Company reflecting the reporting period during which the Sixth Amendment was executed.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Sixth Amendment described in Item 1.01 above, the Company agreed to issue the Warrants to the Purchasers.  The Company is offering the foregoing securities in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Item 8.01 Other Events.

On August 14, 2013, the Company issued a press release announcing that it had entered into the Arcturus Agreement and the Sixth Amendment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.           Description

4.1	Form of Common Stock Purchase Warrant (previously filed as Exhibit 4.2 to our Current Report on Form 8-K dated February 10, 2012, and incorporated herein by reference).

99.1	Press release of Marina Biotech, Inc. dated August 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

Date: August 15, 2013	By:	/s/ J. Michael French
	Name:	J. Michael French
	Title:	Chief Executive Officer

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